EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C.  SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-KSB for the year ended December 31, 2007 as filed with the Securities and Exchange Commission by Money Centers of America, Inc. (“Money Centers”) on the date hereof (the “Report”), the undersigned, Christopher M. Wolfington, Chief Executive Officer and Jason P. Walsh, Chief Financial Officer of Money Centers, respectively, certify, pursuant to 18 U.S.C.  1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that:

1.           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.           The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of Money Centers.

April 15, 2008
/s/ Christopher M. Wolfington Christopher Wolfington Chief Executive Officer

By: /s/ Jason P. Walsh Jason P. Walsh Chief Financial Officer

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by Money Centers for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Money Centers and will be retained by Money Centers and furnished to the Securities and Exchange Commission or its staff upon request.